EXHIBIT INDEX

Exhibit A: Attachment to item 77B:
           Accountants report on internal control
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Exhibit A:
Report of Independent Accountants

To the Board of Trustees and Shareholders of The Kelmoore
Strategy Variable Trust

In our opinion, the accompanying statements of assets and liabilities, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of the Kelmoore Strategy Variable Fund, and the Kelmoore Strategy Variable Eagle Fund (constituting The Kelmoore Strategy Variable Trust, hereafter referred to as the "Fund") at December 31, 2000, and the results of each of their operations, the changes in each of their net assets and the financial highlights for the period November 27, 2000 (commencement of operations) through December 31, 2000, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Fund's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these financial statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit, which included confirmation of securities at December 31, 2000 by correspondence with the custodian and brokers, provides a reasonable basis for our opinion.


PricewaterhouseCoopers LLP
San Francisco, California
February 8, 2001